                                                                    Exhibit 99.1


NEWS RELEASE
FOR IMMEDIATE RELEASE                       Company Contact:
                                            Arthur A. Koch, Jr.
                                            Chief Operating Officer
                                            Chief Financial Officer
                                            (302) 456-6789
                                            www.sdix.com
                                            ------------

                                            Investor Relations Contact:
                                            Lippert/Heilshorn & Associates, Inc.
                                            William A. Walkowiak, CFA
                                            Klea Theoharis
                                            (212) 838-3777
                                            klea@lhai.com
                                            -------------


               Strategic Diagnostics Reports First Quarter Results


NEWARK, Del., April 25, 2002 - Strategic Diagnostics Inc. (Nasdaq: SDIX) today reported financial results for the first quarter ended March 31, 2002. Revenue for the quarter was $5.7 million compared with $7.1 million in the first quarter of 2001, which included an increase in volume of test-kit sales for StarLink(TM) corn immediately following its discovery in certain manufactured food products. The net loss in the first quarter totaled $373,000 or $0.02 per share, compared to net income of $478,000 or $0.03 per diluted share, in the prior year. First quarter 2002 results included a gain of $237,000, or $0.01 per share, from the settlement of insurance claims and the sale of property in California, net of applicable taxes.

The company's products are marketed to serve three primary markets: food safety, water quality, and antibody products. Sales of food safety products were $1.4 million in the first quarter, versus $3.6 million in the first quarter of 2001 when StarLink(TM) sales were expanding. Water quality products were $1.6 million versus $800,000 in the prior period, this growth resulting from the additional sales of the general screening test for toxicity following the acquisition of AZUR and the events of September 11, 2001. Antibody product sales were $2.5 million, about the same as last year.

President and CEO Richard C. Birkmeyer commented, "We are working on several additional GMO test methods for new genetic traits. We continue to be excited about the long-term opportunity for GMO testing. In addition, we have several new, complementary products for the food safety market category which we plan to bring to market in the second half of this year. For example, our product to detect the food pathogen E. coli has been transferred to manufacturing and is under third-party performance evaluation and validation. We expect to receive AOAC approval and be able to launch this product in June, slightly ahead of schedule. This method provides a clear signal (test result) in a shorter period of time, with greater sensitivity, which we believe, offers significant advantages over the competition. We are also working on methods to detect other food-borne pathogens including salmonella and listeria. We expect to launch these tests during the second half of this year. The rapid pathogen-testing market potential is estimated by independent market research to be $180 million worldwide, and growing at more than 20% annually. We believe we are developing innovative products that will earn us meaningful market penetration over the next several years.

"On other product fronts, our test for proteins in animal feed that are linked to the transmission of BSE, or mad cow disease, is on schedule for release in the third quarter. We also continue to experience steady demand for Microtox water-testing instruments. In addition to the drinking water utility market, we have begun to receive inquiries from food and beverage companies who are also interested in protecting the water used in manufacturing processes and finished products. We believe the value that our Microtox products bring to these additional markets is substantial and this expanded market opportunity is developing. As the base of installed instruments grows and routine testing procedures are put in place to assure safety of water supplies, we expect recurring sales of the related testing components to increase.

"Since the majority of our growth is dependent on the successful development, third party approvals, launch and market acceptance of new products, our business has exciting prospects but predicting the timing of these events is very difficult. Accordingly, the company is not in a position at this time to provide specific guidance as to future revenues or earnings for this year or any particular fiscal quarter. We believe the markets we are pursuing are large and growing, but visibility in emerging opportunities is inherently low."

Results for the quarter benefited from the adoption of SFAS 142 under which the company no long amortizes goodwill. In the first quarter of 2001, $30,000 of such amortization was included, net of related taxes. The company's results also continued to be impacted by the additional costs of the consolidation of the California and Maine facilities. This added approximately $50,000 to operating expenses in the first quarter. However, when fully operational in the second half of this year, we expect the impact on future production costs from these new facilities to be between $750,000 and $1 million in annual savings.

The company also reported that it obtained a waiver and suspension of its loan covenants for the first and second quarters of 2002, respectively, and that the covenants have been modified to a minimum level of EBITDA of $1.5 million for the third quarter of 2002.

Conference Call
---------------
A conference call to review first quarter results is scheduled for 11:00 a.m. EDT today. The dial-in number for the live conference call will be 212-346-0226. A live webcast of the conference call will be available on the company's Web site, www.sdix.com, as well as www.on24.com. For those who cannot listen to the live broadcast, an audio replay of the call will be available on these sites for 30 days. Telephone replays of the call will be available for 24 hours, from 1:00 p.m. EDT on April 25, until 1:00 p.m. EDT on April 26. To listen to the telephone replay, dial 800-633-8284 (858-812-6440 outside the U.S.) and enter reservation number 20501568.

About Strategic Diagnostics Inc.
--------------------------------
SDI is a leading provider of biotechnology-based diagnostic tests for a broad range of agricultural, industrial, and water treatment applications. Through its antibody business, Strategic BioSolutions, Strategic Diagnostics also provides antibody and immunoreagent research and development services. SDI's test kits are produced in a variety of formats suitable for field and laboratory use, offering advantages of accuracy, cost-effectiveness, portability, and rapid response. Trait Check(TM), GMO QuickCheck(TM), and GMO Check(TM) are pending trademarks for SDI.

This news release contains forward-looking statements reflecting SDI's current expectations. When used in this press release, the words "anticipate", "enable", "estimate", "intend", "expect", "believe", "potential", "will", "should", "project" "plan" and similar expressions as they relate to SDI are intended to identify said forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, which may cause actual results to differ from those anticipated by SDI at this time. Such risks and uncertainties include, without limitation, changes in demand for products, delays in product development, delays in market acceptance of new products, retention of customers and employees, adequate supply of raw materials, the successful integration and consolidation of the Maine production facilities, inability to obtain or delays in obtaining third party, including AOAC, or required government approvals, the ability to meet increased market demand, competition, protection of intellectual property, non-infringement of intellectual property, seasonality, and other factors more fully described in SDI's public filings with the U.S. Securities and Exchange Commission.

                  STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except share and per share data)
                                  (unaudited)

                                                                    Three Months
                                                                   Ended March 31,
---------------------------------------------------------------------------------------------
                                                                2002             2001
=============================================================================================
NET REVENUES:
---------------------------------------------------------------------------------------------
  Product related                                                $5,567            $6,891
  Contract and other                                                177               183
---------------------------------------------------------------------------------------------
    Total net revenues                                            5,744             7,074
---------------------------------------------------------------------------------------------
OPERATING EXPENSES:
  Manufacturing                                                   3,111             3,323
  Research and development                                          756               719
  Selling, general and administrative                             2,823             2,187
---------------------------------------------------------------------------------------------
    Total operating expenses                                      6,690             6,229
---------------------------------------------------------------------------------------------

    Operating income (loss)                                        (946)              845

Interest expense, net                                               (16)              (33)

Gain on sale of assets                                              374                --
---------------------------------------------------------------------------------------------

Income (loss) before taxes                                         (588)              812
---------------------------------------------------------------------------------------------

    Income tax expense (benefit)                                   (215)              334

---------------------------------------------------------------------------------------------
Net income (loss)                                                  (373)              478
---------------------------------------------------------------------------------------------

Basic net income (loss) per share                                ($0.02)            $0.03
=============================================================================================

Shares used in computing basic net income
  net income (loss) per share                                17,860,000        16,703,000
=============================================================================================

Diluted net income (loss) per share                              ($0.02)            $0.03
=============================================================================================

Shares used in computing diluted net income
  net income (loss) per share                                17,860,000        17,216,000
=============================================================================================

                  STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                (in thousands, except share and per share data)


                                                              March 31,      December 31,
                                                                2002             2001
---------------------------------------------------------------------------------------------
ASSETS                                                       (unaudited)
---------------------------------------------------------------------------------------------
Current Assets:
  Cash and cash equivalents                                    $1,348           $2,379
  Receivables, net                                              4,644            4,737
  Inventories                                                   7,472            7,639
  Deferred tax asset                                              861              861
  Other current assets                                            705              504
---------------------------------------------------------------------------------------------
    Total current assets                                       15,030           16,120
---------------------------------------------------------------------------------------------

Property and equipment, net                                     3,702            4,072
Other assets                                                       65              351
Deferred tax asset                                              7,090            6,875
Intangible assets, net                                          4,841            4,716
---------------------------------------------------------------------------------------------
    Total assets                                              $30,728          $32,134
=============================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
---------------------------------------------------------------------------------------------
Current Liabilities:
  Accounts payable                                             $1,309           $1,620
  Accrued expenses                                                606            1,236
  Current portion of long-term debt                             1,168            1,333
---------------------------------------------------------------------------------------------
    Total current liabilities                                   3,083            4,189
---------------------------------------------------------------------------------------------
Long-term debt                                                  1,193            1,174
---------------------------------------------------------------------------------------------
Stockholders' Equity
  Preferred stock, $.01 par value, 17,500,000 shares
    authorized, no shares issued or outstanding                    --               --
  Series A preferred stock, $.01 par value, 2,164,362
    shares authorized, no shares issued or outstanding             --               --
  Series B preferred stock, $.01 par value, 556,286
    shares authorized, no shares issued or outstanding             --               --
  Series C preferred stock, $.01 par value, 700,000
    shares authorized, no shares issued or outstanding             --               --
  Common stock, $.01 par value, 35,000,000 shares
    authorized, 17,861,068 and 17,858,889 issued and
    outstanding at March 31, 2002 and December 31, 2001,
    respectively                                                  178              178
  Additional paid-in capital                                   31,168           31,114
  Accumulated deficit                                          (4,869)          (4,496)
  Cumulative translation adjustments                              (25)             (25)
---------------------------------------------------------------------------------------------
    Total stockholders' equity                                 26,452           26,771
---------------------------------------------------------------------------------------------
    Total liabilities and stockholders' equity                $30,728          $32,134
=============================================================================================